UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2010

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-33284	04-0562086
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Second Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, Including Zip Code)

(617) 492-5554

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 20, 2010, Molecular Insight Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the delisting from the Nasdaq Global Market and the transfer of trading of the Company’s common stock to the OTCQBTM Marketplace effective Tuesday, December 21, 2010.

As previously disclosed on Form 8-K filed December 14, 2010 with the Securities and Exchange Commission (the “SEC”), on December 10, 2010, the Company received notification from NASDAQ that due to its filing of a petition for protection under Chapter 11 of the U.S. Bankruptcy Code, trading of the Company’s common stock will be suspended at the opening of business on December 21, 2010 and that the Company’s common stock will be delisted from the NASDAQ Stock Market that same day pursuant to NASDAQ Listing Rules 5101, 5110(b) and IM-5101-1. The Company did not appeal NASDAQ’s decision.

The Company has been advised by Pink OTC Markets Inc., which operates an electronic quotation service for securities traded over-the-counter (“OTC”), that its securities are eligible for quotation on the OTCQB, effective with the opening of trading on December 21, 2010. The Company has also been advised that its shares will trade under the symbol MIPIQ. Investors will be able to view real time stock quotes for the Company at http://www.otcmarkets.com.

The press release is furnished with this report as Exhibit 99.1 to this Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Molecular Insight Pharmaceuticals, Inc., dated December 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 21st day of December, 2010.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

By:	/S/ MARK A. ATTARIAN
Name:	Mark A. Attarian
Title:	Interim Executive Vice President and Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Exhibit Description

99.1	Press Release of Molecular Insight Pharmaceuticals, Inc., dated December 20, 2010.

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